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                                                                     Exhibit 4.6
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                     SERIES A NOTES/SERIES B NOTES EXCHANGE

                          REGISTRATION RIGHTS AGREEMENT


                                 AUGUST 21, 2001


                                  BY AND AMONG


                             AMERIGAS PARTNERS, L.P.
                             AP EAGLE FINANCE CORP.
                             AMERIGAS PROPANE, L.P.
                             AMERIGAS PROPANE, INC.

                                       AND

                     CREDIT SUISSE FIRST BOSTON CORPORATION
                            SALOMON SMITH BARNEY INC.


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        The Registration Rights Agreement (this "AGREEMENT") is made and entered into on August 21, 2001 by and among AmeriGas Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), AP Eagle Finance Corp., a Delaware corporation ("FINANCE CORP." and, together with the Partnership, the "ISSUERS"), AmeriGas Propane, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP") and AmeriGas Propane, Inc., a Pennsylvania corporation (the "GENERAL PARTNER"), and Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. (each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Issuers' 200,000,000 8-7/8% Senior Notes Due 2011
(the "SERIES A NOTES") pursuant to the Purchase Agreement (as defined below).

        This Agreement is made pursuant to the Purchase Agreement, dated August 16, 2001 (the "PURCHASE AGREEMENT"), by and among the Issuers, the Operating Partnership, the General Partner and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Issuers have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement.

        The parties hereby agree as follows:

SECTION 1. DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        Act: The Securities Act of 1933, as amended.

        Broker-Dealer: Any broker or dealer registered under the Exchange Act.

        Business Day: As defined in Rule 14d-l under the Exchange Act.

        Closing Date: The date of this Agreement.

        Columbia Propane Acquisition: The acquisition of the business of Columbia Propane, L.P. by the Partnership, as set forth in that certain purchase agreement by and among Columbia Energy Group, Columbia Propane Corporation, Columbia Propane, L.P., the Operating Partnership, the Partnership and the General Partner dated January 30, 2001.

        Commission: The Securities and Exchange Commission.

        Complete: A Registered Exchange Offer shall be deemed "COMPLETED" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal

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amount of Series A Notes that were tendered by Holders thereof pursuant to the
Exchange Offer, if any.

        Damages Payment Date: With respect to the Series A Notes, each Interest Payment Date following a Registration Default, and prior to the cure of such Registration Default.

        Effectiveness Target Date:  As defined in Section 5.

        Exchange Act: The Securities Exchange Act of 1934, as amended.

        Exchange Offer: An offer by the Issuers made pursuant to a Registration Statement under the Act to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

        Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related prospectus.

        Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Securities Act (each, a "REGULATION S PURCHASER").

        Holders: As defined in Section 2(b) hereof.

        Indemnified Holder: As defined in Section 8(a) hereof.

        Indenture: The Indenture, dated August 21, 2001, between the Partnership, Finance Corp. and First Union National Bank, as trustee (the "TRUSTEE"), pursuant to which the Series A Notes and the Series B Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

        Initial Purchaser: As defined in the preamble hereto.

        Interest Payment Date: As defined in the Indenture and the Series A
Notes.

        NASD: National Association of Securities Dealers, Inc.

        Notes: The Series A Notes and the Series B Notes.

        Person: An individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, charitable foundation, trust, unincorporated organization, or a government or any agency or political subdivision thereof or any other entity.

        Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

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        Purchase Agreement: As defined in the preamble hereto.

        Record Holder: With respect to any Damages Payment Date relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

        Registration Default: As defined in Section 5 hereof.

        Registration Statement: Any registration statement of the Issuers relating to (a) an offering of Series A Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

        Series A Notes: As defined in the preamble hereto.

        Series B Notes: The Issuers' Series B Notes Due 2011 to be issued pursuant to the Indenture in the Exchange Offer.

        Shelf Filing Deadline: As defined in Section 4 hereof.

        Shelf Registration Statement: As defined in Section 4 hereof.

        TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as amended from time to time.

        Transfer Restricted Securities: Each Note, until the earliest to occur of (a) the date on which such Note has been exchanged by a Person other than a Broker-Dealer for a Series B Note in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such security has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, and (d) the date on which such Note can be distributed pursuant to Rule 144 under the Act.

        Underwritten Registration or Underwritten Offering: A registration of securities under the Act pursuant to which securities of the Issuers are sold to an underwriter for reoffering to the public.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

        (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

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        (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

                      SECTION 3. REGISTERED EXCHANGE OFFER

        (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Issuers and the General Partner shall

               (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but no later than the earlier to occur of (1) 90 days after the Columbia Propane Acquisition or (2) 120 days after Closing Date,

               (ii) use their reasonable efforts to cause the Exchange Offer Registration Statement to become effective at the earliest possible time, but no later than the earlier to occur of (1) 150 days after the Columbia Propane Acquisition or (2) 180 days after the Closing Date,

               (iii) in connection with the foregoing, (A) cause to be filed all pre-effective amendments to the Exchange Offer Registration Statement as may be necessary in order to cause the Exchange Offer Registration Statement to become effective, (B) if applicable, cause to be filed a post-effective amendment to the Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Completion of the Exchange Offer, and

               (iv) upon the effectiveness of the Exchange Offer Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below, provided that if the Issuers and General Partner have not consummated the Exchange Offer on or prior to the earlier to occur of (A) 180 days after the Columbia Propane Acquisition or (B) 210 days after the Closing Date, then the Issuers and General Partner will file the Shelf Registration Statement with the Commission on or prior to (y) the 181st day after the Columbia Propane Acquisition or (z) the 211th day after the Closing Date, whichever is earlier. The Issuers and General Partner will use their reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Closing Date or a shorter period that will terminate when all of the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are eligible for resale without any volume restrictions under Rule 144 of the Act.

        (b) The Issuers and the General Partner shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Complete the Exchange Offer; provided, however, that in no event shall such period be less than

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20 Business Days. The Issuers and the General Partner shall use reasonable efforts to cause the Exchange Offer to comply with all applicable federal and state securities laws. The Issuers and the General Partner shall use reasonable efforts to cause the Exchange Offer to be Completed on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 10 Business Days following the expiration of the period during which the Exchange Offer is open.

        (c) The Issuers shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers), may exchange such Series A Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

        The Issuers and the General Partner shall use reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

        The Issuers shall provide a reasonable number of copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180 day period in order to facilitate such resales.

SECTION 4. SHELF REGISTRATION

        (a) Shelf Registration. If (i) the Issuers are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Issuers, the Operating Partnership or the General Partner prior to the Completion of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or
(B) that such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the

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Prospectus contained in the Exchange Offer Registration Statement is not
appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Issuers or one of their affiliates, then the Issuers and the General Partner shall

                (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT") on or prior to the earlier to occur of (1) the 30th day after the date on which the Issuers determine that they are not required to file the Exchange Offer Registration Statement, and (2) the 30th day after the date on which the Issuers receive notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earlier date being the "SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                (y) use reasonable efforts to cause such Shelf Registration statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

The Issuers and the General Partner shall use reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years following the effective date thereof or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are eligible for resale without any volume restrictions under Rule 144 under the Act.

        (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 10 Business Days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

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        If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "EFFECTIVENESS TARGET DATE"), (iii) the Exchange Offer has not been Completed within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, (iv) the Exchange Offer Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose for a period of 14 consecutive days without being succeeded by a post-effective amendment thereto that is itself declared effective or (v) the Shelf Registration Statement, if required by this Agreement, is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose for a period of 30 consecutive days without being succeeded by a post-effective amendment thereto that is itself declared effective (each such event referred to in clauses (i) through (v), a "REGISTRATION DEFAULT"), the Issuers, the Operating Partnership and the General Partner hereby jointly and severally agree to pay liquidated damages to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until such Registration Default has been cured, up to a maximum amount of liquidated damages of $0.20 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued liquidated damages shall be paid by the Issuers, in respect of the Global Note only, to the Record Holder thereof by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date, and to other Record Holders as provided in the Indenture. Following the cure of any Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

        All obligations of the Issuers set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

        (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuers, the Operating Partnership and the General Partner shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                (i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, prior to the Completion thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Issuers, as defined in Rule 405

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        under the Act, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers' preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by
        Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Issuers.

                (ii) Prior to effectiveness of the Exchange Offer Registration Statement, the Issuers shall, if requested by the staff of the Commission, provide a supplemental letter to the Commission (A) stating that the Issuers are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Issuers have not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Issuers' information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.

        (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Issuers and the General Partner shall comply with all the provisions of Section 6(c) below and shall use reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Issuers will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

        (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus

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required to permit resales of Notes by Broker-Dealers), the Issuers shall and the General Partner shall cause the Issuers to:

                (i) use reasonable efforts to keep such Registration Statement continuously effective; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file as soon as reasonably practicable an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                (iii) with respect to any Shelf Registration Statement, advise the underwriter(s), if any, named in the applicable Prospectus, and selling Holders named in the applicable Prospectus promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective,
        (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an

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        order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers, the Operating Partnership and the General Partner shall use reasonable efforts to obtain the withdrawal or lifting of such order as soon as practicable;

                (iv) with respect to any Shelf Registration Statement, furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement);

                (v) in connection with any Shelf Registration Statement required by this Agreement, make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuers and cause the officers, directors and employees of Finance Corp. and the General Partner to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                (vi) with respect to any Shelf Registration Statement, if reasonably requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after an Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                (vii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies within 30 days of issuance or as soon thereafter as practicable;

                (viii) with respect to any Shelf Registration Statement, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                (ix) with respect to any Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the

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        Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                (x) in connection with any underwritten public offering effected pursuant to a Shelf Registration Statement, and together with the General Partner, enter into such agreements (including an underwriting agreement) in form and substance satisfactory to each of them, and make such representations and warranties in form and substance satisfactory to each of them, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; the Issuers and the General Partner shall:

                        (a) furnish to each Initial Purchaser, each selling
                Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Completion of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                                (1) a certificate, dated the date of Completion
                        of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President of the General Partner and Finance Corp. and (z) a principal financial or accounting officer of the General Partner confirming, as of the date thereof, the matters set forth in paragraphs (a), (b), (c) and (d) of Section 7 of the Purchase Agreement;

                                (2) an opinion dated the date of Completion of
                        the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Issuers covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with directors, officers and other representatives of the Issuers and the General Partner, representatives of the independent public accountants for the Issuers, the Operating Partnership and the General Partner, the Initial Purchasers' representatives and the Initial Purchasers' counsel's representatives in connection with the preparation of such Registration Statement and the related Prospectus at which conferences the contents of and related matters were discussed, and that although such counsel has not independently verified and need not pass upon, or assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement and Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention which lead such counsel to believe that the applicable Registration Statement, on the effective date thereof or the date any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Completion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus contained in such Registration Statement, on the date thereof, and in the case of the opinion dated the date of Completion of the Exchange Offer, as of the date of Completion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included in the Registration Statement contemplated by this Agreement or the related Prospectus); and

                                (3) a customary comfort letter, dated as of the
                        date of Completion of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Issuers' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(h) of the Purchase Agreement, without exception;

                        (b) set forth in full or incorporate by reference in the
                purchase agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                        (c) deliver such other documents and certificates as may
                be reasonably requested by such parties to evidence compliance with clause (a) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers, the Operating Partnership and the General Partner pursuant to this clause (x), if any.

                If at any time the representations and warranties of the Issuers or the General Partner contemplated in clause (a)(1) above cease to be true and correct, the Issuers shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuers shall not be required to register or qualify as a foreign corporation where they are not now so qualified or to take any action that would subject them to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where they are not now so subject;

                (xii) shall issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Issuers for cancellation;

                (xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                (xiv) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

                (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                (xvii) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuers' first fiscal quarter commencing after the effective date of the Registration Statement;

                (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                (xix) provide promptly to each Holder upon request each document previously filed by the Issuers with the Commission pursuant to the requirements of Section 13 and Section 15 of the Act.

        Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(ii) hereof, or until it is advised in writing (the "ADVICE") by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers' expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

        (a) All expenses incident to the performance of or compliance with this Agreement by the Issuers and the General Partner will be borne by the Issuers and the General Partner, jointly and severally, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memorandum and such registration and qualification);
(iii) all expenses of printing (including printing certificate for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, that in an underwritten offering, neither the Issuers nor the General Partner shall be responsible for any fees and expenses of any underwriter including any underwriting discounts and commissions or any legal fees and expenses of counsel to the underwriters.

        The Issuers, the Operating Partnership and the General Partner will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of the officers and employees of Finance Corp. and the General Partner performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers, the Operating Partnership and the General Partner.

        It is understood that, except as otherwise provided in this Agreement, the Initial Purchasers will pay all their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Series A Notes by either Initial Purchaser and any advertising expenses connected with any offer they may make and the transportation and other expenses incurred by the Initial Purchasers in connection with presentations to prospective purchasers of the Series A Notes.

        (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuers, the Operating Partnership and the General Partner, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, to be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

        (a) The Issuers, the Operating Partnership and the General Partner, jointly and severally, agree to indemnify and hold harmless (i) each Holder and
(ii) each person. if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON") and (iii) the respective officers, directors, partners, employees representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information furnished in writing to the Issuers or the General Partner by any of the Holders expressly for use therein; provided, however, that the indemnification contained in this paragraph (a) with respect to the preliminary prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by such Holder to any person if a copy of a final prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder for delivery of a prospectus, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus, provided that the Issuers have delivered the final prospectus to the Holders in reasonably requested quantities and on a timely basis to permit such delivery or sending. The Issuers, the Operating Partnership and the General Partner shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Issuers, the Operating Partnership, the General Partner or an Indemnified Holder.

        In case any action or proceeding (including any governmental investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers, the Operating Partnership or the General Partner, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person), shall promptly notify the Issuers, the Operating Partnership or the General Partner in writing (provided, that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement unless the indemnifying party is foreclosed by reason of such failure from asserting a defense otherwise available to it). Such Indemnified Holder shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, rather than the Issuers or the General Partner, as the case may be, unless (i) the Issuers have agreed in writing to pay such fees and expenses, (ii) the Issuers, the Operating Partnership, and the General Partner have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Indemnified Holder and the Issuers, the Operating Partnership, or the General Partner, and such Indemnified Holder shall have been advised by its counsel that representation of such Indemnified Holder and the Issuers, the Operating Partnership, or the General Partner, as the case may be, by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Issuers, the Operating Partnership, or the General Partner shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Holder). Neither the Issuers, the Operating Partnership nor the General Partner shall, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Issuers, the Operating Partnership and the General Partner shall be liable for any settlement of any such action or proceeding effected with the indemnifying party's prior written consent and the Issuers, the Operating Partnership and the General Partner agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the indemnifying party. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Holder shall have requested an indemnifying party to reimburse the Indemnified Holder for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent (unless such consent has been reasonably withheld) if (i) such settlement is entered into more than twenty business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Holder in accordance with such request prior to the date of such settlement (unless the right to such reimbursement shall have been previously disputed in good faith). Neither the Issuers, the Operating Partnership nor the General Partner shall, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes a release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding to at least the same extent as any release of the Issuers, the Operating Partnership or the General Partner obtained in connection with such settlement.

        (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Operating Partnership and the General Partner and their respective directors, officers, partners, employees or representatives, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers, the Operating Partnership and the General Partner, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Issuers, the Operating Partnership and the General Partner to each of the Indemnified Holders, but only with respect to claims and actions based on information furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Issuers, the Operating Partnership or the General Partner or the directors or officers of Finance Corp. or the General Partner or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Issuers, the Operating Partnership and the General Partner or the directors or officers of Finance Corp. or the

General Partner or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers, the Operating Partnership and the General Partner on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Issuers, the Operating Partnership and the General Partner on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuers, the Operating Partnership and the General Partner on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Operating Partnership and the General Partner or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The Issuers, the Operating Partnership and the General Partner and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder with respect to the Series A Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Series A Notes held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A

        The Issuers hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

        No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled under Section 11 hereof to approve such arrangements and
(b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

        The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuers, it being understood that the Issuers may reasonably object to any underwriter if the selection of such underwriter would require the engagement of a "qualified independent underwriter" under the rules and regulations of the NASD.

SECTION 12. MISCELLANEOUS

        (a) No Inconsistent Agreements. Neither the Issuers, the Operating Partnership nor the General Partner will on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' securities under any agreement in effect on the date hereof.

        (b) Adjustments Affecting the Notes. Neither the Issuers, the Operating Partnership nor the General Partner will take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Complete any Exchange Offer.

        (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

        (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier, electronic communication or air courier guaranteeing overnight delivery:

                (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                (ii) if to the Issuers, the Operating Partnership or the General
        Partner:

        If by mail:
                      AmeriGas Propane, Inc.
                      460 North Gulph Road Box 965
                      Valley Forge, Pennsylvania 19482
                      Telecopier No.:  610-992-3258
                      Attention: Brendan P. Bovaird, Esq.

        If by overnight courier:
                      AmeriGas Propane, Inc.
                      460 North Gulph Road
                      King of Prussia, Pennsylvania 19406
                      Attention: Brendan P. Bovaird, Esq.

        With a copy to:
                      Weil Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York  10153
                      Telecopier No.:  212-310-8715
                      Attention: David G. Schwartz, Esq.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if delivered by electronic communication; when receipt acknowledged, if telecopied, and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

        (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (j) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer

Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                            AMERIGAS PARTNERS, L.P.
                            By: AmeriGas Propane, Inc., its General Partner


                            By: _________________________
                              Name: Martha B. Lindsay
                              Title: Vice President and Chief Financial Officer

                            AP EAGLE FINANCE CORP.


                            By: _________________________
                              Name: Martha B. Lindsay
                              Title: Vice President and Chief Financial Officer

                            AMERIGAS PROPANE, INC.


                            By: _________________________
                              Name: Martha B. Lindsay
                              Title: Vice President and Chief Financial Officer

                            AMERIGAS PROPANE, L.P.
                            By: AmeriGas Propane, Inc., its general partner


                            By: _________________________
                              Name: Martha B. Lindsay
                              Title: Vice President and Chief Financial Officer

        We have executed the Registration Rights Agreement as of the date first written above.

                            CREDIT SUISSE FIRST BOSTON CORPORATION


                            By:_____________________________
                              Name:
                              Title:

                            SALOMON SMITH BARNEY INC.


                            By:_____________________________
                              Name:
                              Title:


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